For Immediate Release U.S. CONCRETE HIRES JOHN E. KUNZ AS CHIEF FINANCIAL OFFICER - Possesses over three decades of financial and operational experience, including the last 13 years as an executive with a leading publicly-traded company - EULESS, Texas, September 8, 2017 – U.S. Concrete, Inc. (NASDAQ: USCR) (“the “Company”) announced today that it has hired financial executive John E. Kunz to join the executive team as Senior Vice President and Chief Financial Officer. Mr. Kunz brings over 30 years of financial expertise to U.S. Concrete, including accounting, tax, finance, and capital markets experience. Mr. Kunz also has extensive experience in corporate governance compliance, public company reporting and internal controls. “John is highly respected within the financial community and we are very pleased he is joining our Company during this stage of our growth,” said William J. Sandbrook, President and Chief Executive Officer of U.S. Concrete, Inc. “He possesses all of the qualities we were looking for in our next CFO. He has extensive experience serving in executive and board positions in public companies, overseeing capital markets, accounting, tax, transactional work and leading finance teams. We are confident his skills and leadership will be valuable assets as we continue to execute our long-term growth strategy.” Mr. Kunz was most recently the Vice President, Corporate Controller and Principal Accounting Officer of Tenneco, Inc. (NYSE: TEN), a global manufacturer of automotive and commercial vehicle clean air and ride performance systems where he most recently was responsible for a team that handled all corporate and business unit accounting functions including consolidations, financial planning and analysis, and Securities and Exchange Commission reporting. Previously, he was the company’s Vice President, Treasurer and Tax, and had responsibility for the capital structure and liquidity for the company as well as the global tax function. He also held positions in the finance departments at Great Lakes Chemical Corporation, Weirton Steel Corporation and KPMG LLP. Mr. Kunz is a member of the audit, compensation, and nominating and corporate governance committees of the board of directors of Wabash National Corporation, a diversified industrial manufacturing company. Mr. Kunz holds a Master of Management in Finance from the Kellogg School of Management at Northwestern University, along with an undergraduate degree from The University of Notre Dame.

Mr. Kunz stated, “I am very excited to be joining the talented team at U.S. Concrete, an organization that has created significant value for its shareholders over the past 26 consecutive quarters. U.S. Concrete has built up top-tier positions in some of the most active construction markets in the country, and I look forward to using my deep financial experience to help us further solidify our presence in these markets and expand into new fundamentally strong regions throughout the country.” About U.S. Concrete, Inc. U.S. Concrete serves the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 158 standard ready-mixed concrete plants, 17 volumetric ready-mixed concrete facilities, and 17 producing aggregates facilities. During 2016, U.S. Concrete sold approximately 8.1 million cubic yards of ready-mixed concrete and approximately 5.6 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains various forward-looking statements and information that are based on management's beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the expansion of the business; the opportunities and results of our acquisitions; the prospects for growth in new and existing markets; encouraging nature of volume and pricing increases; the business levels of our existing markets; ready- mixed concrete backlog; ability to maintain our cost structure and monitor fixed costs; ability to maximize liquidity, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; results of litigation; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2016. Source: USCR-G # # # Company Contact Information: U.S. Concrete, Inc. Investor Relations 844-828-4774 IR@us-concrete.com

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